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                                                                     EXHIBIT 4.3
                           AMBAC ASSURANCE CORPORATION

                         NOTE GUARANTY INSURANCE POLICY

                               Policy No. AB0624BE

Insured Party: The Indenture Trustee (as defined herein) for the benefit of the Holders (as defined herein) of the New South Motor Vehicle Trust 2002-A Asset Backed Class A Notes, issued pursuant to the Indenture.

Insured Obligations: To the extent set forth herein, the aggregate interest on and the aggregate outstanding principal balance of all Class A Notes owned by Holders, such principal amount not to exceed in the aggregate $137,351,213.

Policy Claim Amounts:     (i) With respect to each Payment Date, the excess, if
                          any, without duplication, of (a) the Scheduled Payment minus (b) the sum of, without duplication: (w) all amounts of Available Funds for the related Collection
                          Period, (x) Additional Funds Available, if any, for such Payment Date, (y) all other funds on deposit in the Collection Account, the Reserve Account, the Note
                          Distribution Account and any other Trust Accounts available for payment of Scheduled Payments on the Class A Notes on such Payment Date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such Payment Date, in each case in subclauses (x), (y) and (z) above, in accordance with the priorities set forth in the Indenture and the Sale and Servicing Agreement, and
                          (ii) with respect to any Preference Payment Date, Preference Amounts; provided, however, that the aggregate amount of all such Preference Amounts shall be subject to the limitations in the definition of Preference Amount; provided, further, that in no event shall the amount payable by the Insurer under this Policy exceed the Maximum Insured Amount.


            For consideration received, AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance corporation ("Ambac" or the "Insurer"), in consideration of the payment of the premium, hereby unconditionally and irrevocably guarantees, subject only to (i) proper presentation of a Notice in accordance with the terms of this Note Guaranty Insurance Policy (together with each and every endorsement, if any, hereto, the "Policy") and (ii) the terms of the Policy, the payment to, or at the direction of, the Indenture Trustee, for the benefit of the

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Holders of the Insured Obligations, that portion of the Policy Claim Amounts which are Due for Payment but are unpaid by reason of Nonpayment.

       1.   Definitions.

            Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Insurance Agreement or, if not defined therein, in the Sale and Servicing Agreement, or, if not defined therein, in the Indenture, without giving effect to any subsequent amendment or modification thereto unless such amendment or modification has been approved in writing by Ambac. For purposes of the Policy, the following terms shall have the following meanings:

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Basic Documents" shall mean the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement, the Insurance Agreement, the Indenture, and all other documents and certificates delivered in connection therewith.

            "Business Day" means a day that is not a Saturday or a Sunday and that in the States of New York, Alabama, Delaware and the state in which the Corporate Trust Office of the Owner Trustee or the Indenture Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

            "Class A Notes" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

            "Class A-1 Notes" shall mean the Class A-1 1.44% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

            "Class A-2 Notes" shall mean the Class A-2 1.94% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

            "Class A-3 Notes" shall mean the Class A-3 3.03% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

            "Collection Account" shall mean the account designated as such, established and maintained pursuant to Section 5.1 (a)(i) of the Sale and Servicing Agreement.

            "Collection Period" shall mean, with respect to the first Payment Date, the period beginning on the close of business on October 31, 2002 and ending on the close of business on November 30, 2002. With respect to each subsequent Payment Date, "Collection Period" shall mean the period beginning on the opening of business on the first day of the immediately preceding calendar month and ending on the close of business on the last day of the immediately

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preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" will give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

              "Depositor" shall mean Bond Securitization, L.L.C., a Delaware limited liability company.

              "Due for Payment" shall mean, with respect to any Policy Claim Amounts, such amount as is due and payable pursuant to the terms of the Indenture.

              "Final Scheduled Payment Date" shall mean with respect to (i) the Class A-1 Notes, the December 2003 Payment Date, (ii) the Class A-2 Notes, the December 2005 Payment Date and (iii) the Class A-3 Notes, the November 2010 Payment Date.

              "Holder" shall mean any registered owner of a Class A Note (other than a New South Party).

              "Indenture" shall mean that certain Indenture, dated as of November 26, 2002, by and between the Issuer and the Indenture Trustee.

              "Indenture Trustee" shall mean JPMorgan Chase Bank, not in its individual capacity but as trustee under the Indenture, and its successors and assigns in such capacity.

              "Insolvency Proceeding" shall mean the commencement after the date hereof, of any bankruptcy (including, without limitation, under Title 11 of the United States Code), insolvency, receivership, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Seller, the Originator or the Issuer, the commencement, after the date hereof, of any proceedings by or against the Seller, the Originator or the Issuer for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, receivership, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Seller, the Originator or the Issuer.

              "Insurance Agreement" shall mean that certain Insurance and Indemnity Agreement, dated as of November 26, 2002, among the Insurer, the Issuer, the Originator, the Depositor, and the Indenture Trustee, in regard to the Class A Notes, as such agreement may be amended, modified or supplemented from time to time.

              "Insured Payments" shall mean, (i) with respect to any Payment Date, the aggregate amount actually paid by the Insurer to, or at the direction of, the Indenture Trustee in respect of Policy Claim Amounts for such Payment Date and (ii) the aggregate amount of any Preference Amounts paid by the Insurer on any given Business Day.

              "Insurer" shall mean Ambac, or any successor thereto, as issuer of this Policy.

              "Interest Period" shall mean the period, with respect to any Payment Date, (a) with respect to the Class A-1 Notes, from and including the Closing Date, in the case of the first Payment Date, or from and including the most recent Payment Date on which interest has been

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paid to but excluding the following Payment Date, and (b) with respect to the
Class A-2 Notes and Class A-3 Notes from and including the Closing Date, in the case of the first Payment Date, or from and including the 15/th/ day of the calendar month preceding each Payment Date to but excluding the 15/th/ day of the following calendar month.

              "Interest Rate" shall mean with respect to (i) the Class A-1 Notes, 1.44% per annum, (ii) the Class A-2 Notes, 1.94% per annum and (iii) the Class A-3 Notes, 3.03% per annum (in the case of the Class A-1 Notes, computed on the basis of a 360-day year and the actual number of days in the related Interest Period and in the case of the Class A-2, and Class A-3 computed on the basis of a 360-day year consisting of twelve 30 day months).

              "Issuer" shall mean New South Motor Vehicle Trust 2002-A, a common law owner trust.

              "Late Payment Rate" shall mean the lesser of (a) the greater of
(i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

              "Maximum Insured Amount" shall mean $137,351,213 in respect of principal, plus interest thereon calculated at the applicable Interest Rate for the Class A Notes.

              "New South Party" shall mean the Issuer, the Originator, the Servicer and their respective Affiliates.

              "Nonpayment" shall mean, with respect to any Payment Date, Policy Claim Amounts which are Due for Payment but have not been paid pursuant to the Indenture.

              "Note Distribution Account" shall mean the account designated as such, established and maintained pursuant to Sections 5.1 (a)(ii) and 5.8 of the Sale and Servicing Agreement.

              "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A or Exhibit B, as applicable, to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the amount of any Insured Payment which shall be due and owing.

              "Order" shall have the meaning given such term in Section 8 hereto.

              "Originator" shall mean New South Federal Savings Bank, a federally chartered savings bank, and its successors andassigns.

              "Payment Date" shall mean with respect to each Collection Period, the 15th day of the following Collection Period, or, if such day is not a Business Day, the immediately following Business Day, commencing December 16, 2002.

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              "Person" shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), owner trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Preference Amount" shall mean any interest on or principal of the Class A Notes which has become Due for Payment, the nonpayment of which would have been covered by the Policy, and which was made to a Holder by or on behalf of the Issuer which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its Holder pursuant to an Insolvency Proceeding; provided that any Preference Amount that constitutes interest shall be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the Interest Rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and shall not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount; provided, further, that in no event shall Ambac be obligated to make any payment in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount.

              "Preference Payment Date" shall have the meaning given such term in Section 8 hereto.

              "Purchase Agreement" shall mean the Purchase Agreement, between the Originator and the Depositor, dated as of November 26, 2002, as such Purchase Agreement may be amended from time to time.

              "Reimbursement Amount" shall mean, as of any Payment Date, the sum of (x)(i) all Insured Payments paid by Ambac, but for which Ambac has not been reimbursed prior to such Payment Date pursuant to Section 3.3 of the Insurance Agreement, Section 5.6 of the Indenture and Section 5.7 (vi) of the Sale and Servicing Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee, or any other Person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to Ambac under the Insurance Agreement, Section 5.6 of the Indenture and Section 5.7(b)(viii) of the Sale and Servicing Agreement, as certified to the Indenture Trustee by Ambac plus (ii) interest on such amounts at the Late Payment Rate.

              "Reserve Account" shall mean the account designated as such, established and maintained pursuant to Sections 5.1 (a) (iii) and 5.5 of the Sale and Servicing Agreement.

              "Sale and Servicing Agreement" shall mean that certain Sale and Servicing Agreement, dated as of November 26, 2002, by and among the Issuer, the Seller, the Servicer and the Indenture Trustee.

              "Scheduled Payments" shall mean, with respect to any Payment Date, an amount equal to the sum of (a) the Class A Noteholders' Monthly Interest Distributable Amount for the related Payment Date and (b) if the related Payment Date is the Final Scheduled Payment Date for any class of Class A Notes, the outstanding principal amount of such Class on such date after

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application of all funds available to pay principal amounts on such class of
Class A Notes from all sources other than the Policy; provided that Scheduled Payments shall not include (x) any portion of the Class A Noteholders' Monthly Interest Distributable Amount due to Holders because the Notice in proper form was not timely received by Ambac, or (y) any portion of a Class A Noteholders' Interest Distributable Amount due to Holders representing interest on any Class A Noteholders' Interest Carryover Amount accrued from and including the date of payment of the amount of such Class A Noteholders' Interest Carryover Amount pursuant to the Policy.

          "Seller" shall mean Bond Securitization, L.L.C., a Delaware limited liability company.

          "Servicer" shall mean New South Federal Savings Bank, a federally chartered savings bank, and its successors and assigns.

          "Trust Accounts" shall have the meaning assigned thereto in Section
5.1 of the Sale and Servicing Agreement.

          "Trust Agreement" shall mean the Amended and Restated Trust Agreement dated as of November 26, 2002 among the Originator, the Seller and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, as the same may be amended or supplemented from time to time.

     2.   Payments under the Policy.

     (a) Upon the presentation by the Indenture Trustee to Ambac at Ambac's principal office in respect of the applicable Payment Date of a duly executed Notice, Ambac will make or cause to be made to the Indenture Trustee, on the guarantee set forth in the first paragraph of this Policy, payment in an amount equal to the applicable Policy Claim Amounts.

     (b) Amounts payable in respect of any Policy Claim Amounts due hereunder, unless otherwise stated herein, will be distributed by Ambac to, or at the direction of, the Indenture Trustee, by wire transfer of immediately available funds. Solely the Indenture Trustee on behalf of the Holders shall have the right to make a claim for an Insured Payment under this Policy.

     (c) Ambac's payment obligations hereunder with respect to particular Policy Claim Amounts shall be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by Ambac to, or at the direction of, the Indenture Trustee in accordance with the Indenture Trustee's request, whether or not such funds are properly applied by the Indenture Trustee. Payments of Policy Claim Amounts shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made except to the extent that Ambac has specified an earlier date for payment at its sole option. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee to pay any Policy Claim Amounts or Scheduled Payments due to Holders.

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     (d)  Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate amount paid by Ambac hereunder exceed the Maximum Insured Amount hereunder.

     3.   Presentation of Notice of Non-Payment and Demand.

     (a)  Notwithstanding any other provision of this Policy but subject to
          Section 8 hereof with respect to Preference Amounts, the Insurer will pay any Policy Claim Amounts payable hereunder to, or at the direction of, the Indenture Trustee no later than 12:00 noon, New York City time, on the later of (i) the Payment Date on which the related Policy Claim Amount is due for payment under the Indenture or (ii) the second Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice in the form attached as Exhibit A, appropriately completed and executed by the Indenture Trustee; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon on the following Business Day.

     (b) If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it shall be deemed not to have been received for purposes of this Policy, and the Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under this Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso in (a) above.

     4. Waiver. Ambac hereby waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any Person, party or security prior to demanding payment under this Policy. For the avoidance of doubt, Ambac does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled.

     5. Subrogation. Upon any payment hereunder, in furtherance and not in limitation of Ambac's equitable right of subrogation and Ambac's rights under the Insurance Agreement, Ambac will, to the extent of such payment by Ambac hereunder, be subrogated to the rights of any Holder to receive any and all amounts due in respect of the Insured Obligations as to which such Insured Payment was made.

     6. Communications. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to Ambac with respect to this Policy shall specifically refer to the number of this Policy and shall be made to Ambac at:

          Ambac Assurance Corporation
          One State Street Plaza
          New York, New York 10004
          Attention: Asset Backed Securities Department Head
                     General Counsel - URGENT

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          Phone:  (212) 208 3283
          Fax:    (212) 208 3566

or to such other address, officer, telephone number or facsimile number as Ambac may designate to the Indenture Trustee from time to time.

     7. Nature of the Obligations. Except as expressly provided herein, the obligations of Ambac under this Policy are irrevocable, absolute and unconditional.

     8. Termination. This Policy and the obligations of Ambac hereunder shall terminate upon the earlier of:


     (a) the date on which all of the Policy Claim Amounts have been paid in full by Ambac to, or at the direction of, the Indenture Trustee; or

     (b) the close of business on the third (3rd) Business Day after the earlier of (a) the Final Scheduled Payment Date that occurs last for a class of Class A Notes and (b) the date on which all principal and interest on the Class A Notes has been paid in full;

provided, however, that notwithstanding the occurrence of any of the foregoing events, the Insurer shall pay any Preference Amount when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction to the effect that a Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or such Holder (the "Order"), (ii) an opinion of counsel satisfactory to the Insurer that the Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Holder and the Indenture Trustee, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and such Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for such Holder and the Indenture Trustee in any legal proceeding related to such Preference Amount, and (v) a Notice (in the form attached as Exhibit B) appropriately completed and executed by the Indenture Trustee, (the "Preference Payment Date"); provided, further, that (I) if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day and (II) the Insurer shall not be obligated to pay any Preference Amount in respect of principal prior to the Final Scheduled Payment Date for the relevant class of Class A Notes. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or the Holder directly, unless the Indenture Trustee or the relevant Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, or as directed by the Indenture Trustee, to the extent of the payment of the Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b)

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evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

          Notwithstanding the foregoing, in no event shall Ambac be obligated to make any payment in respect of any Preference Amount (i) to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Maximum Insured Amount or (ii) prior to the time Ambac would have been required to make an Insured Payment pursuant to Section 3 of this Policy.

     9. There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of the Insurer. This Policy does not cover (i) premiums, if any, payable in respect of the Class A Notes, (ii) shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability) or (iii) any risk other than Nonpayment, including the failure of the Indenture Trustee to apply, disburse, transfer or direct Policy payments or Available Funds or other amounts in accordance with the Indenture to Holders or to any other party.

     10.  Miscellaneous.

     (a) This Policy sets forth the full understanding of Ambac, and except as expressly provided herein, or as otherwise agreed in writing hereafter by Ambac and the Indenture Trustee, may not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, and may not be canceled or revoked.

     (b) This Policy is issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law.

     (c) THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     (d) Any notice hereunder or service of process on Ambac may be made at the address listed above for Ambac or such other address as Ambac shall specify in writing to the Indenture Trustee.

     (e) The premium of this Policy is not refundable for any reason. The premium will be payable on this Policy on each Payment Date as provided in the Insurance Agreement, beginning with the first Payment Date.

          ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE

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SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED
VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

          IN WITNESS WHEREOF, Ambac has caused this Note Guaranty Insurance Policy to be executed and attested this 26th day of November, 2002.

                                        AMBAC ASSURANCE CORPORATION

                                        By: /s/ Michael N. Babick
                                           --------------------------------
                                           Name: Michael N. Babick
                                           Title: Vice President

Attest:


 /s/ Melissa L. Velic
------------------------------
Name: Melissa L. Velic
Title: Assistant Secretary

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                                    EXHIBIT A

                      TO THE NOTE GUARANTY INSURANCE POLICY

                               Policy No. AB0624BE

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS
                         (OTHER THAN PREFERENCE AMOUNT)

                                Date: [_________]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: Asset Backed Securities Department
           Head General Counsel - URGENT

              Reference is made to Note Guaranty Insurance Policy No. AB0624BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

              The undersigned hereby certifies as follows:

              1. It is the Indenture Trustee under the Indenture, and is acting for the Holders.

              2.  The relevant Payment Date is [date].

              3. There is an amount of $__________ with respect to such Payment Date, which amount is a Policy Claim Amount which is Due for Payment.

              4. The Indenture Trustee has not heretofore made a demand for the Policy Claim Amount in respect of such Payment Date.

              5. The Indenture Trustee hereby requests the payment of the Policy Claim Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the Indenture Trustee to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to ________________________./1/

              6. The Indenture Trustee hereby agrees that, following receipt by the Indenture Trustee of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of

______________________
     /1/  The account number of the Indenture Trustee.

                                       A-1

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               payments in respect of the Class A Notes when due, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Class A Notes and the corresponding claim on the Policy and proceeds thereof.

           7. The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

           ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

                                                By: ____________________________


                                                Title: _________________________
                                                              (Officer)

                                       A-2

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                                    EXHIBIT B

                      TO THE NOTE GUARANTY INSURANCE POLICY

                               Policy No. AB0624BE

                         NOTICE OF NONPAYMENT AND DEMAND
                        FOR PAYMENT OF PREFERENCE AMOUNT

                              Date: [____________]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: Asset-Backed Securities Department Head
           General Counsel - URGENT

              Reference is made to Financial Guaranty Insurance Policy No. AB0624BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

              The undersigned hereby certifies as follows:

              1. It is the Indenture Trustee under the Indenture, and is acting for the Holders.

              2. [A payment previously made in respect of the Class A Notes pursuant to the Indenture has become a Preference Amount, as indicated by the attached Order.]

              3. The Holder of the applicable Class A Notes has certified that the Order has been entered and is not subject to stay.

              4. The amount of the Preference Amount is $_____________, and consists of interest in the amount of $____________ paid on _________, ______________, [and principal in the amount of
                  $_________ paid on _________________,

              5. Neither the Indenture Trustee nor the Holder has heretofore made a demand for such Preference Amount.

              6. The Indenture Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the Indenture Trustee to the following account

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                  by bank wire transfer of federal or other immediately
                  available funds in accordance with the terms of the Policy to:
                  _________________./2/

              7. The Indenture Trustee hereby agrees that if such Insured Payment is made to the Indenture Trustee, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Holder for payment of the Preference Amount, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Class A Notes and the corresponding claim on the Policy and proceeds thereof.

              8. The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

              ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

                                                     By:________________________


                                                     Title:_____________________
                                                               (Officer)

_____________________
        /2/   The account of the relevant receiver, conservator, debtor in possession or trustee in bankruptcy named in the Order, unless the Holder or Indenture Trustee has already paid such Preference Amount to such party, in which case, the account of the payor.

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